UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2004

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware	0-30391	13-3669062
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

        On December 27, 2004, our Chairman and Chief Executive Officer, our President and a corporation owned by them exercised outstanding warrants to acquire an aggregate of 312,397 shares of our common stock at an exercise price of $5.00 per share and an aggregate of 50,000 shares of our common stock at an exercise price of $5.75, for aggregate proceeds of approximately $1,850,000.

        On December 31, 2004, we sold in a private placement to an accredited investor 220,000 shares of our common stock for proceeds of approximately $3,080,000.

        Exemption from registration under the Securities Act of 1933, as amended, in connection with the foregoing transactions, is claimed under Section 4(2) of the Securities Act as a transaction or transactions by the issuer not involving a public offering.

Item 8.01.  Other Events.

        On January 3, 2004, Robert K. Lifton, our Chairman and Chief Executive Officer, posted a letter to shareholders on our website at www.medistechnologies.com. A copy of the letter is being filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)         Exhibits:

Exhibit No.	Description

99.1	Letter to Shareholders dated January 3, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 3, 2005

MEDIS TECHNOLOGIES LTD.

By: /s/ ROBERT K. LIFTON Name: Robert K. Lifton Title: Chief Executive Officer